UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

KINTARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12707 High Bluff Dr., Suite 200

San Diego, CA 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 350-4364

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

In connection with the ongoing Global Coalition for Adaptive Research (“GCAR”) international registrational clinical study for glioblastoma multiforme (“GBM”) in which Kintara Therapeutics, Inc. (the “Company”) is participating in all three patient subtypes, GCAR has announced that the study has screened over 1,000 patients and that enrollment rates for the study are 3 to 4 times greater than traditional GBM studies according to GCAR, with active sites averaging 0.75 to 1 patient per site per month. Based on continued dialogue with GCAR in connection with the study, the Company has determined that it will not disclose graduation from stage 1 (safety and efficacy: 100-150 patients) to stage 2 (confirmatory: 50 additional patients).  As a result of the accelerated enrollment rate, the Company expects to announce top line data from the Kintara arm of the study around the end of calendar year 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTARA THERAPEUTICS, INC.

Date: January 18, 2022	By:	/s/ Scott Praill
Name: Scott Praill
Title: Chief Financial Officer